CERTIFICATE OF MERGER OF
                              MW ACQUISITION CORP.
                                  WITH AND INTO
                            COVERDELL & COMPANY, INC.

     The undersigned domestic corporations, pursuant to Section 14-2-1105 of the Georgia Business Corporation Code, hereby execute and adopt this Certificate of Merger and set forth:

     1. The names of the corporations participating in the merger herein certified (the "Merger") and the states under the laws of which the corporations are organized are as follows:

     Name of Corporation                                State of Incorporation

     COVERDELL & COMPANY, INC.
        ("Coverdell" or the "Surviving Corporation")            Georgia

     MW ACQUISITION CORP.
        ("Newco")                                               Georgia

     2. The Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as follows:

          FIRST: The name of the corporation is Coverdell & Company, Inc.

          SECOND: The registered office of the corporation is located at c/o United Corporate Services, Inc., 4228 First Avenue, in the City of Tucker County of DeKalb, State of Georgia 30084. The name of its registered agent at that address is United Corporate Services, Inc. The principal office of the corporation is located at 1718 Peachtree Street, Suite 276, Atlanta, Georgia 30309.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Georgia Business Corporation Code.

          FOURTH: The duration of the Corporation is perpetual.

          FIFTH: The corporation shall be authorized to issue 1,000 shares of Common Stock par value $0.01 per share.

          SIXTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit; or (iv) under Section 14-2-154 of the Georgia Business Corporation Code, as amended or supplanted from time to time. If the Georgia Business Corporation Code is amended after approval by the shareholder of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Any repeal or modification of this Article by the shareholder of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     3. The executed Plan of Merger (the "Plan of Merger") between the constituent corporations is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

                            Coverdell & Company, Inc.
                            1718 Peachtree Street, NW
                            Suite 276
                            Atlanta, Georgia 30309

     4. A copy of the Plan of Merger will be furnished by the Surviving Corporation or request and without cost, to any shareholder of either of the constituent corporations.

     5. The Plan of Merger was duly approved by the shareholders of Coverdell on March 28, 1998 and by the sole shareholder of Newco on March 27, 1998.

     6. Pursuant to the Plan of Merger, the Merger shall become effective as of the date and time of filing of this Certificate of Merger.

     7. Coverdell hereby certifies that a Notice of Merger and a publishing fee of $40.00 have been mailed or delivered to an authorized newspaper, as required by law.

Dated: April 2, 1998

                                 COVERDELL & COMPANY, INC.,
                                 the surviving corporation

                                   /s/
                                 ---------------------------------
                                 By:  Michael L. Owens
                                 Its: President


                                 MW ACQUISITION CORP.

                                  /s/
                                 ---------------------------------
                                 By:
                                 Its:

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            COVERDELL & COMPANY, INC.

     Pursuant to Section 14-2-602(d) of the Georgia Business Corporation Code (the "Code"), Coverdell & Company, Inc., a Georgia corporation, hereby submits these Articles of Amendment:

                                       I.

     The name of the corporation is Coverdell & Company, Inc. (the
"Corporation").

                                       II.

     Article V(c) of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended (the "Amendment") by adding the following as a new subparagraph (1):

          "(1) The Corporation shall have the authority to issue Four Hundred Thousand (400,000) shares of Series A $1.00 par value Preferred Stock ("Series A Preferred Stock"). Each share of Series A Preferred Stock shall have the same rights, powers and preferences as each share of Class A Common Stock, except as follows:

               (A) Series A Preferred Stock shall have no voting rights except as granted by the Georgia Business Corporation Code.

               (B) In the event of any liquidation, dissolution, or winding up of the Corporation, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of any class of Common Stock, the holders of Series A Preferred Stock shall be entitled to receive the par value of the Series A Preferred Stock, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of the final distribution to such holders.

               (C) Each share of Series A Preferred Stock shall bear a preferred dividend of 409 basis points over the U.S. Treasury Note - 3.5 years maturity determined as of January 23, 1995. The quarterly dividend for the Preferred Stock shall be paid quarterly on January 2, April 1, July 1, and October 1 of each year.

               (D) Beginning December 15 1995 and continuing for four (4) successive twelve month periods, the Series A Preferred Stock shall he redeemed, at par value as follows:

          Redemption Date                    Number of Shares Redeemed

          December 15, 1995                           100,000 shares
          December 15, 1996                           100,000 shares
          December 15, 1997                           100,000 shares
          December 15, 1998                            50,000 shares
          December 15, 1999                            50,000 shares

                                      III.

     The Amendment was duly adopted on January 23, 1995.

                                       IV.

     The Amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Code Section 14-2-602.

     IN WITNESS WHEREOF, Coverdell & Company, Inc. has caused these Articles of Amendment to be executed by its duly authorized officer this 23rd day of January, 1995.

                                  COVERDELL & COMPANY, INC.



                                  By:  /s/ Michael L. Owens
                                     -----------------------------
                                     Michael L. Owens
                                  Title: President

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            COVERDELL & COMPANY, INC.

     Pursuant to Section 14-2-1002 of the Georgia Business Corporation Code (the "Code"), Coverdell & company, Inc., a Georgia corporation, hereby submits these Articles of Amendment:

                                       I.

     The name of the corporation is Coverdell & Company, Inc. (the
"Corporation").

                                       II.

     The Amended and Restated Articles of Incorporation of the Corporation are hereby amended (the "Amendment") by adding the following as a new subsection (c) to the present Article "V."

          "(c) The Corporation shall have the authority to issue Five Million (5,000,000) shares of $1.00 par value Preferred Stock ("Preferred Stock"). The Board of Directors of the Corporation shall have the authority (i) to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, (ii) to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and (iii) with respect to each class or series of the Preferred Stock, to fix and state, by the resolution or resolutions from time to time adopted providing for the issuance thereof, the preferences, limitations and relative rights of each such class or series to be issued."

                                      III.


     The Amendment was duly adopted on November 18, 1994, by unanimous written consent of the Board of Directors of the Corporation and on November 28, 1994, by majority written consent of the shareholders of the Corporation (the "Shareholders").

                                       IV.

     The Amendment was duly approved by the Shareholders in accordance with the provisions of Code Section 14-2-1003.

     IN WITNESS WHEREOF, Coverdell & Company, Inc. has caused these Articles of Amendment to be executed by its duly authorized officer this 23rd day of December, 1994.

                                  COVERDELL & COMPANY, INC.


                                  By:  /s/ Michael L. Owens
                                     -----------------------------
                                       Michael L. Owens
                                  Title: President

                           CERTIFICATE OF RESTATEMENT
                                       OF
                            Coverdell & Company, Inc.

     Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code (the "Code") Coverdell & Company, Inc., a Georgia corporation (the "Corporation"), hereby certifies that:

                                       1.

     The name of the Corporation is Coverdell & Company, Inc.

                                       2.

     The Amended and Restated Articles of Incorporation of the corporation (the "Articles of Restatement") contain amendments to the Articles of Incorporation of the Corporation (the "Articles of Incorporation") which require shareholder approval.

                                       3.

     Pursuant to Code Sections 14-2-1001 and 14-2-1003, the Amended and Restated Articles of Incorporation of the Corporation were adopted or March 23, 1992 by a majority of the Corporation's stockholders entitled to vote thereon. The stockholder vote required to adopt the amendment is a majority of the issued and outstanding stock. The number of shares of class A common stock issued and outstanding and entitled to vote upon said amendment was 568,954 shares. There are no issued and outstanding shares of class B common stock of the Corporation. Holders of 578,954 shares of the Corporation's class A common stock, representing 98.3% of the issued and outstanding shares of the Corporation's class A common stock, voted in favor of the amendment, in person or by proxy. The vote was held at a shareholder's meeting of the Corporation duly called and held on March 23, 1992.

                                       4.

     The existing Articles of Incorporation have been amended by adding the following new Article V:

                                       V.

     The Corporation shall have the authority to issue such shares of stock as shall be provided for herein:

          (a) The Corporation shall have the authority to issue Ten million (10,000,000) shares of $.01 par value Class A Common Stock ("Class A Stock"). Each share of Class A Stock shall have the same rights, powers and preferences, including without limitation voting and dividend rights. All of the rights, powers and preferences of the shareholders of the Corporation shall belong to the shareholders of the Class A Stock, except as otherwise provided in this Article V.

          (b) The Corporation shall have the authority to issue Two (2) shares of $1.00 par value Class B Common Stock ("Class B Stock") upon the following terms and conditions and with the rights, powers and preferences as follows:

               (1) The Class B Stock may only be issued to E.P. Coverdell and/or Paul D. Coverdell and may only be issued at such time as the Class A Stock owned by E.P. Coverdell, Paul D. Coverdell, their spouses, lineal descendents, trusts for any of the foregoing persons and their legal representatives ("Coverdell Family Group") constitutes less than 50.1% of the issued and outstanding Class A Stock of the Corporation.

               (2) The Class B Stock shall have the right to vote on all issues which are submitted to the shareholders of the Class A Stock. The aggregate vote of the shareholders of Class B Stock shall be equal to 50.1% of the voting power of all of the issued and outstanding Class A Stock of the Corporation, minus the voting power of the Class A Stock owned by the Coverdell Family Group.

               (3) In the event the Class B Stock owned by the Coverdell Family Group is reduced below 50.1% of the total number of issued and outstanding shares of Class A Stock of the Corporation by gift(s), bequest(s), redemption(s), sale(s), exchange(s) (other than for some other class of the Corporation's stock), or any combination of the foregoing prior to the issuance of the Class B Stock, then neither E.
          P. Coverdell, Paul D. Coverdell, nor any other party shall have the right to acquire any shares of Class B Stock.

               (4) If at any time after the Class B Stock has been issued, the Class A Stock owned by the Coverdell Family Group is reduced by a gift, bequest, redemption, sale or exchange (other than for some other class of the Corporation's stock), then the issued and outstanding Class B Stock shall be redeemed by the Corporation at par value ($1.00 per share) and shall not thereafter be reissued.

               (5) In the event of any liquidation or dissolution of the Corporation, the holders of the Class B Stock shall only be entitled to receive the par value ($1.00) per share of the Class A Stock.

               (6) Other than the right to vote and to receive the par value of the Class B Stock as set forth above, the holders of the Class B Stock shall not be entitled to any other rights as a stockholder such as dividends or any distributions of cash, securities or any other consideration upon a sale, exchange or merger of the Corporation.

                                       6.

     The Articles of Restatement supersede the original Articles of Incorporation and all amendments thereto.

     IN WITNESS WHEREOF, Coverdell & Company, Inc. has caused this Certificate of Restatement to be executed by its duly authorized officer this 23rd day of March, 1992.

                                  Coverdell & Company, Inc.


                                  By:  /s/ Michael L. Owens
                                     -----------------------------
                                  Title:  President

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            COVERDELL & COMPANY, INC.

     Pursuant to the provisions of Sections 14-2-1006 and 14-2-1007 of the Georgia Business Corporation Code (the "Code"), Coverdell & Company, Inc., a Georgia corporation (the "Corporation") hereby submits these Amended and Restated Articles of Incorporation (the "Amended and Restated Articles"):

     FIRST: The name of the Corporation is: Coverdell & Company, Inc.

     SECOND: The Corporation's original charter was granted by the Secretary of State of Georgia on December 28, 1984.

     THIRD: The Amended and Restated Articles shall be as follows:

                                      "I.

     The name of the corporation is: Coverdell & Company, Inc.

                                       II.

     The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                      III.

     The period of duration of the Corporation is perpetual.

                                       IV.

     The nature of the business and the purpose to be conducted and promoted are as follows:

     To design, provide, and furnish insurance, marketing, and administrative services of all forms and types to any person or entity; and

     To engage in any lawful act or activity for which corporations may be incorporated under the Georgia Business Corporation Code, and to exercise all the rights, privileges, immunities, and authority granted to or exercised by business corporations under the laws of the State of Georgia now in effect or that will become effective during the existence of this Corporation.

                                       V.

The Corporation shall have the authority to issue such shares of stock as shall be provided for herein:

          (a) The Corporation shall have the authority to issue Ten million (10,000,000) shares of $.01 par value Class A Common Stock ("Class A Stock"). Each share of Class A Stock shall have the same rights, powers and preferences, including without limitation voting and dividend rights. All of the rights, powers and preferences of the shareholders of the Corporation shall belong to the shareholders of the Class A Stock, except as otherwise provided in this Article V.

          (b) The Corporation shall have the authority to issue Two (2) shares of $1.00 par value Class B Common Stock ("Class B Stock") upon the following terms and conditions and with the rights, powers and preferences as follows:

               (1) The Class B Stock may only be issued to E.P. Coverdell and/or Paul D. Coverdell and may only be issued at such time as the Class A Stock owned by E.P. Coverdell, Paul D. Coverdell, their spouses, lineal descendants, trusts for any of the foregoing persons and their legal representatives ("Coverdell Family Group") constitutes less than 50.1% of the issued and outstanding Class A Stock of the Corporation.

               (2) The Class B Stock shall have the right to vote on all issues which are submitted to the shareholders of the Class A Stock. The aggregate vote of the shareholders of Class B Stock shall be equal to 50.1% of the voting power of all of the issued and outstanding Class A Stock of the Corporation, minus the voting power of the Class A Stock owned by the Coverdell Family Group.

               (3) In the event the Class A Stock owned by the Coverdell Family Group is reduced below 50.1% of the total number of issued and outstanding shares of Class A Stock of the Corporation by gift(s), bequest(s), redemption(s), sale(s), exchange(s) (other than for some other class of the Corporation's stock), or any combination of the foregoing prior to the issuance of the Class B Stock, then neither E.
          P. Coverdell, Paul D. Coverdell, nor any other party shall have the right to acquire any shares of Class B Stock.

               (4) If at any time after the Class B Stock has been issued, the Class A Stock owned by the Coverdell Family Group is reduced by a gift, bequest, redemption, sale or exchange (other than for some other class of the Corporation's stock), then the issued and outstanding Class B Stock shall be redeemed by the Corporation at par value ($1.00 per share) and shall not thereafter be reissued.

               (5) In the event of any liquidation or dissolution of the Corporation, the holders of the Class B Stock shall only be entitled to receive the par value ($1.00) per share of the Class B Stock.

               (6) Other than the right to vote and to receive the par value of the Class B Stock as set forth above, the holders of the Class B Stock shall not be entitled to any other rights as a stockholder such as dividends or any distributions of cash, securities or any other consideration upon a sale, exchange or merger of the Corporation.

                                       VI.

     Except as specifically set forth in these Amended and Restated Articles of Incorporation, no holder of shares of the Corporation of any class now or hereafter authorized shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

                                      VII.

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii)
for acts or     not in good faith or which involve intentional misconduct
knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. If the Georgia Business Corporation Code is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                      VIII.

     Any action required to be taken at a meeting of the shareholders of the Corporation or any action which may be taken at a meeting of the shareholders may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice shall be given within ten (10) days of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders on the record date whose shares were not represented on the written consent. For purposes of written consent by the shareholders, the record date shall be the date when the consent is first executed and action shall be deemed taken when executed by the last necessary signature. A written consent executed pursuant to this Article shall have the same force and effect as a vote at a meeting of the shares represented on the executed consent and may be stated as such in any articles or document filed with the Secretary of state, provided that such articles or document shall also state that any notice or other information required by the Georgia Business Corporation Code has been given.

     No consent shall be effective as approval of a plan of merger or plan of consolidation unless:

          (1) Prior to the execution of the consent, the shareholders shall have been given:

               (A) If such shareholders would be entitled to exercise rights pursuant to Georgia Business Corporation Code Sections 14-2-1301 et. seq., a clear and concise statement that, if the plan of merger and consolidation is effected, the shareholders dissenting therefrom are entitled, if they file a written objection to such plan before the vote of the shareholders is taken thereon and comply with the further provisions of Code Sections 14-2-1321, 14-2-1332, and 14-2-1323
          regarding the rights of dissenting shareholders, to be paid the fair value of their shares;

               (B) A copy of the plan of merger or consolidation or an outline of the material features of the plan; and

               (C) A copy of the most recent annual balance sheet and annual profit and loss statement of each of the merging or consolidating corporations and of each other corporation, securities of which are to be delivered pursuant to the plan of merger or consolidation; or

          (2) The written consent itself conspicuously and specifically states that waiver of the right to receive such information is expressly made.

     FOURTH: Upon acceptance of these Amended and Restated Articles of Incorporation of the Corporation by the Secretary of State of Georgia, each share of the $.01 par value class A common stock of the Corporation which is currently issued and outstanding shall automatically and without further action convert into one (1) share of the Corporation's Class A Stock. Each holder of the Corporation's $.01 par value class A common stock may, but shall not be required to, surrender his share certificate(s) representing such shares of stock to an agent or agents designated by the Corporation whereupon such surrendered certificate(s) shall be cancelled and each such holder shall be issued a new certificate representing the number of shares of the Corporation's Class A Stock to which he is entitled.

     FIFTH: These Amended and Restated Articles of Incorporation of the Corporation were adopted on March 23, 1992 by a majority of the Corporation's stockholders entitled to vote thereon pursuant to the provisions of Section 14-2-1003 of the Georgia Business Corporation Code. The stockholder vote required to adopt the amendment is a majority of the issued and outstanding stock. The number of shares of class A common stock issued and outstanding and entitled to vote upon said amendment was 588,954 shares. There are no issued and outstanding shares of class B common stock of the Corporation. Holders of 578,954 shares of the Corporation's class A common stock, representing 98.3% of the issued and outstanding shares of the Corporation's class A common stock, voted in favor of the amendment, in person or by proxy. The vote was held at a shareholder's meeting of the Corporation duly called and held on March 23, 1992.

     SIXTH: These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment of the Articles of Incorporation of Coverdell & Company, Inc. on March 23, 1992.

                                  COVERDELL & COMPANY, INC.
                                  a Georgia corporation



                                  By:  /s/ Michael L. Owens
                                     -----------------------------
                                  Its: President


Attest:_____________________________
       Secretary

      (CORPORATE SEAL)

                               ARTICLES OF MERGER

                                       OF

                                 EPC NEWCO, INC.

                             (A Georgia Corporation)

                                      INTO

                            COVERDELL & COMPANY, INC.

                             (A Georgia Corporation)

                                    ARTICLE I

     The Plan of Merger attached hereto and by reference made a part hereof (hereinafter the "Plan") was duly approved by the Board of Directors of COVERDELL & COMPANY, INC., a Georgia corporation ("COVERDELL"), and the Board of Directors of EPC NEWCO, INC., a Georgia corporation ("NEWCO").

                                   ARTICLE II

     There were 592,162 shares of Class A common stock of COVERDELL outstanding entitled to vote on the Plan. No other class of stock was issued or outstanding. An affirmative vote of 296,082 shares of Class A common stock was required
to    the Plan. The Plan was adopted pursuant to Section 14-2     of the Georgia
Business Corporation Code by written consent of the Shareholders of COVERDELL upon execution of a consent by a holder of 422,289 shares of Class A common stock of COVERDELL. The Articles of Incorporation of COVERDELL permit such action, and the notice and other requirements of Section 14-2-112(d) were complied with.

                                   ARTICLE III

     There were 500 shares of common stock of NEWCO outstanding and entitled to vote on the Plan. No other class of stock was issued or outstanding. The affirmative vote of the holders of 251 share of the common stock of EPC NEWCO, INC. outstanding was required to adopt the Plan. The Plan was adopted pursuant to Section 14-2-112(d) of the Georgia Business Corporation Code by the unanimous written consent of the holder of all 500 shares of common stock.

                                   ARTICLE IV

     The merger herein contemplated shall be effective on December 29, 1988 (the "Effective Date").

                                    ARTICLE V

     The laws of the State of Georgia, under which these corporations are organized, permit this merger, and all provisions of such laws applicable to such merger have been complied with. The name of the surviving corporation is COVERDELL & COMPANY, INC., a Georgia corporation, and it shall be governed by the laws of the State of Georgia.

                                   ARTICLE VI

     This document may be executed in any number of counterparts, each of which shall be deemed an original, and with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same document which may be sufficiently evidenced by one counterpart.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger the day and year indicated above.

                                              COVERDELL & COMPANY, INC.



                                              By:  /s/ Paul D. Coverdell
                                                  -----------------------------
                                                  President
ATTEST:

  /s/
--------------------------
Secretary

(CORPORATE SEAL)

                                               EPC NEWCO, INC.



                                              By:  /s/ Paul D. Coverdell
                                                  -----------------------------
                                                  President
ATTEST:

  /s/
--------------------------
Secretary

(CORPORATE SEAL)

                          PLAN AND AGREEMENT OF MERGER
                                       OF
                                 EPC NEWCO, INC.
                                      INTO
                            COVERDELL & COMPANY, INC.

     PLAN AND AGREEMENT OP MERGER dated as of December , 1988 by and between COVERDELL & COMPANY, INC., a Georgia corporation ("COVERDELL") and EPC NEWCO, INC., a Georgia corporation ("NEWCO") (both of said corporations being referred to collectively herein as the "Constituent Corporations").

     WHEREAS, COVERDELL and NEWCO desire to merge in accordance with the terms hereinafter provided;

     NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

     1. Authorized and Outstanding Shares.

          (a) The authorized capital stock of COVERDELL (the "COVERDELL stock") consists of 592,162 shares of Class A common stock, of which 592,162 shares are issued and outstanding on the date hereof; and 592,162 shares of Class B common stock of which no shares have been issued.

          (b) The authorized capital stock of NEWCO consists of 500 shares of common stock (the "NEWCO stock"), of which 500 shares are issued and outstanding on the date hereof.

     2. The Merger.

          (a) On the Effective Date (as such term is hereinafter defined in Section 2(b) hereof), COVERDELL and NEWCO shall be merged into a single corporation, to wit, COVERDELL, which shall be the surviving corporation and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation pursuant to the provisions of the Georgia Business Corporation Code. The separate existence of NEWCO, which is sometimes hereinafter referred to as the "terminating corporation," shall cease upon (the Effective Date in accordance with the provisions of the Georgia Business Corporation Code.

          (b) The term "Effective Date" as used herein shall mean December 29, 1988.

     3. Articles of Incorporation; Bylaws; Directors; Officers.

          (a) The Articles of Incorporation of COVERDELL as in force and effect upon the Effective Date shall be the Articles of Incorporation of the surviving corporation and shall continue in full force and effect until changed, altered or amended in the manner prescribed by the provisions of the Georgia Business Corporation Code.

          (b) The Bylaws of COVERDELL as in force and effect upon the Effective Date shall be the Bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Georgia Business Corporation Code.

          (c) The directors and officers in office of COVERDELL as of the Effective Date shall continue to be the directors and officers of the surviving corporation, each of whom shall hold his or her directorship and office until the election and qualification of his or her respective successor or until his or her tenure is otherwise terminated in accordance with the provisions of the bylaws of the surviving corporation.

     4. Conversion of and Payments for Shares.

          (a) The manner and basis of converting the shares of each of the Constituent Corporations into shares or other securities or obligations of the surviving corporation shall be as follows:

               (i) Each share of NEWCO stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted into and exchanged for the right to receive $1.00 in cash, to be paid pursuant to Section 4(b) hereof.

               (ii) Subject to Section 4(a)(iii) hereof, each share of COVERDELL stock issued and outstanding immediately prior to the Effective Date shall not be converted in any manner and each such Share shall continue to represent one issued share of the surviving corporation.

               (iii) With regard to any owner of shares of COVERDELL stock who, on the date immediately prior to the Effective Date, is the holder of record of less than 3,000 shares of COVERDELL stock, each share of such an owner shall be converted into the right to receive $2.10.

          (b) After the Effective Date, each holder of NEWCO stock and any holder of COVERDELL stock described in Section 4(a)(iii) hereof (such shares of stock are referred to in this Section 4(b) as "Redeemed Stock") shall be entitled, upon surrender to the Secretary of COVERDELL of such certificate for cancellation, to receive the amount of cash in exchange for shares represented by the certificate so surrendered to which the holder is entitled in accordance with Sections 4.1(a)(i) or (ii) hereof. Until so surrendered and exchanged, each outstanding certificate of shares of Surrendered Stock shall be deemed after the Effective Date for all purposes to represent only the right to receive cash in accordance with this Section 4(b). After the Effective Date, no transfer of the shares of Redeemed Stock outstanding immediately prior to the Effective Date shall be entered on the shareholder records of COVERDELL or NEWCO. No interest shall accrue or be payable with respect to any funds held by the surviving corporation for the benefit of holders of Redeemed Stock.

          (c) If the holder of any shares of COVERDELL stock issued and outstanding immediately prior to the Effective Date shall, in accordance with the applicable provisions of Sections 14-2-250 and 14-2-251 of the Georgia Business Corporation Code become entitled to receive payment for the fair value of such shares, such payment shall be made by the surviving corporation.

     5. Conditions of Merger. This Agreement shall be submitted to a vote of the stockholders of COVERDELL and NEWCO. The Merger shall not be consummated unless the holders of a majority of the issued and outstanding shares entitled to vote of COVERDELL stock and the holders of a majority of the issued and outstanding shares entitled to vote of NEWCO stock both approve the Merger.

     6. Abandonment of Agreement. At any time prior to the Effective Date, the Board of Directors of COVERDELL or the Board of Directors of NEWCO may terminate and abandon the Merger, notwithstanding favorable action on the Merger by the shareholders of either such corporation or earlier approval of the Boards of Directors of such corporations.

     7. Authorization to Effect Merger. The Board of Directors and the proper officers of COVERDELL and NEWCO, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, paper and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement or of the Merger.

     8. Expenses. All expenses relating to the Merger, whether or not it is ultimately consumated, shall be borne entirely by COVERDELL.

     9. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the undersigned have executed this Plan and Agreement of Merger the day and year indicated above.

                                               COVERDELL & COMPANY, INC.



                                              By:  /s/ Paul D. Coverdell
                                                  -----------------------------
                                                  President
ATTEST:

  /s/
--------------------------
Secretary

(CORPORATE SEAL)

                                                EPC NEWCO, INC.


                                              By:  /s/ Paul D. Coverdell
                                                  -----------------------------
                                                  President
ATTEST:

  /s/
--------------------------
Secretary

(CORPORATE SEAL)

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                            COVERDELL & COMPANY, INC.

     Pursuant to the provisions of the Georgia Business Corporation Code, Coverdell & Company, Inc., a Georgia corporation (the "Corporation"), hereby submits these Articles of Amendment of the Articles of Incorporation of the Corporation.

                                       I.

     The name of the Corporation is Coverdell & Company, Inc.

                                       II.

     Article V of the Articles of Incorporation of the Corporation is hereby amended by striking it in its entirety and substituting the following in lieu thereof:

     "The aggregate number of shares of stock which the Corporation shall have authority to issue shall be 592,162 shares of $.01 par value Class A Common Stock and 592,162 shares of $.01 par value Class B Common Stock. Each Class of Common Stock shall have the same rights, powers and preferences, including without limitation voting and dividend rights, except as otherwise set forth below.

     In the event of the liquidation, dissolution, consolidation or merger of the Corporation, each share of Class A Common Stock will entitle its holder to receive, on a pro rata basis before any distribution or payment is made upon any shares of the Corporation's Class B Common Stock, an amount equal to $4.50 per share.

     Any and all shares of the Corporation's Class A Common Stock issued as provided in Article III below and subsequently purchased, redeemed or otherwise reacquired by the Corporation shall be cancelled upon the reacquisition of such shares by the Corporation and shall not thereafter be reissued by the Corporation. Upon the cancellation of any shares of the Class A Common Stock in accordance with the requirements hereof, a statement of cancellation shall be executed and delivered to the Secretary of State of the State of Georgia in accordance with the provisions of Section 14-2-94(d) or the Georgia Business Corporation Code.

                                      III.

     Upon acceptance of these Articles of Amendment to the Articles of Incorporation of the Corporation by the Secretary of State of the State of Georgia, each share of the $.01 par value Common Stock of the Corporation which is currently issued and outstanding shall automatically and without further action convert into one (1) share of the Corporation's Class A Common Stock. Each holder of the Corporation's $.01 par value Common Stock may, but shall not be required to, surrender his share certificate(s) representing such shares of Common Stock to an agent or agents designated by the Corporation whereupon such surrendered certificate(s) shall be cancelled and each such holder shall be issued a new certificate representing the number of shares of the Corporation's Class A Common stock to which he to entitled.

                                       IV.

     The amendment to the Corporation's Articles of Incorporation was adopted by a majority of the Corporation's stockholders entitled to vote thereon by Consent pursuant to the provisions of Section 14-2-112(d) of the Georgia Business Corporation Code. The stockholder vote required to adopt the amendment is a majority of the issued and outstanding stock. The number of shares of stock issued and outstanding and entitled to vote upon said amendment was 592,162 shares. The actual vote for the amendment was 494,252 shares, being 83.47(%) percent of the issued and outstanding shares. Notice to the shareholders on the record date whose shares were not represented on the written consents was given within ten (10) days of the taking of corporate action as required by said
Section 14-2-112(d).

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment of the Articles of Incorporation of Coverdell & Company, Inc. as of the 14th day of Oct., 1988.

                                           COVERDELL & COMPANY, INC.
                                           a Georgia corporation




                                            By: /s/ Paul D. Coverdell
                                                ----------------------------
                                                Paul D. Coverdell, President
Attest:  /s/ Molly Dye
         --------------------
         Molly Dye, Secretary

         [CORPORATE SEAL]

                            ARTICLES OF CONSOLIDATION
                                       OF
                      RURAL AMERICA MARKETING CORPORATION,
                             A Delaware Corporation,
                                       and
                              COVERDELL and COMPANY,
                              A Georgia Corporation
                                     To Form
                           COVERDELL & COMPANY, INC.,
                              A Georgia Corporation

     Pursuant to the provisions of the Georgia Business Corporation Code and the Delaware Corporation Law, the corporations hereinafter named do hereby adopt these Articles of Consolidation as follows:

                                       I.

     The names of the consolidating, corporations are: Rural America Marketing Corporation, a Delaware corporation ("RAM"), and Coverdell and Company, a Georgia corporation ("C&C").

                                       II.

     RAM and C&C shall consolidate to form a new corporation under the laws of the State of Georgia to be named "Coverdell & Company, Inc." (the "New Company").

                                      III.

     Annexed hereto and made a part hereof is the Agreement and Plan of Consolidation for consolidating RAM and C&C, executed December 4, 1984, as approved by resolutions adopted by the Board of Directors of each of said consolidating corporations.

                                       IV.

     The number of the issued and outstanding shares of common stock of RAM as
of December 27, 1984, was 479,880. Of that amount,       shares,
constituting a majority of the shares then issued and outstanding, was required to approve the Agreement and Plan of Consolidation. The Agreement and Plan of Consolidation was adopted and approved by the vote of holders of 395,790 shares of the common stock of RAM.

                                       V.

     The number of the issued and outstanding shares of common stock of C&C as of December 27, 1984, was one hundred (100). Of that amount, one hundred (100) shares, constituting a majority of the shares then issued and outstanding, was required to approve the Agreement and Plan of Consolidation. The Agreement and Plan of Consolidation was adopted and approved by vote of the holders of one hundred (100) shares of the common stock of C&C.

                                       VI.

     The effective time and date of the Consolidation shall be December 31, 1984.

     IN WITNESS WHEREOF, the duly authorized officers of RAM and C&C have caused these Articles of Consolidation to be executed on this 31st day of December, 1984.

                                         RURAL AMERICA MARKETING CORPORATION

                                         By:  /s/ Paul D. Coverdell
                                            President
                                              [Corporate Seal]
/s/

Attest:

Secretary

                                         COVERDELL AND COMPANY

                                         By:  /s/ Paul D. Coverdell
                                            President
                                              [Corporate Seal]
/s/

Attest:

Secretary

                                   EXHIBIT "A"
                            ARTICLES OF INCORPORATION
                                       OF
                            COVERDELL & COMPANY, INC.

                                       I.

     The name of the Corporation is: Coverdell & Company, Inc.

                                       II.

     The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                      III.

     The period of duration of the Corporation is perpetual.

                                       IV.

     The nature of the business and the purpose to be conducted and are as follows:

     To design, provide, and furnish insurance services of all forms and types to any person or entity; and

     To engage in any lawful act or activity for which corporations may be incorporated under the Georgia Business Corporation Code, and to exercise all the rights, privileges, immunities, and authority granted to or exercised by business corporations under the laws of the State of Georgia now in effect or that will become effective during the existence of this Corporation.

                                       V.

     The aggregate number of shares of stock which the Corporation shall have authority to issue is 1,000,000, all of the par value of $.01. All such shares are one class and are designated as common stock.

                                       VI.

     No holder of shares of the Corporation of any class now or hereafter authorized shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

                                      VII.

     The Corporation will not commence business until consideration of at least $500.00 has been received by the Corporation for the issuance of its shares.

                                      VIII.

     The address of the registered office of the Corporation shall be: 2015 Peachtree Road, NE, Atlanta, Georgia 30309, and the name of the initial registered agent at such address is Paul D. Coverdell.

                                       IX.

     The number of directors constituting the initial board of directors of the Corporation shall be seven and the names and addresses of the persons who are to serve as the directors of the initial board of directors are as follows:

       Name                                           Address

Eldon P. Coverdell                             2015 Peachtree Road, NE
                                               Atlanta, Georgia 30309

Paul D. Coverdell                              2015 Peachtree Road, NE
                                               Atlanta, Georgia 30309

John R. Browne                                 1506 Drury Street
                                               Oklahoma City, Oklahoma 73112

Sexias G. Milner                               North Gate Office Park
                                               3610 Interstate 85
                                               Suite 104
                                               Atlanta, Georgia 30340

Dr. John Mauldin                               315 Boulevard, N.E.
                                               Suite 528
                                               Atlanta, Georgia 30312

Kenneth Stern                                  Mounted Route 2058
                                               Roaring Spring,
                                               Pennsylvania 16673

S. Jarvin Levison                              55 Park Place, Suite 400
                                               Atlanta, Georgia 30335

                                       X.

     The name and address of the incorporator is as follows: Donald I. Hackney, Jr., 55 Park Place, Suite 400, Atlanta, Georgia 30335.

                                                 /s/ Donald I. Hackney, Jr.
                                                 -------------------------
                                                 Donald I. Hackney, Jr.
                                                 Incorporator

                       AGREEMENT AND PLAN OF CONSOLIDATION
                                       OF
                       RURAL AMERICA MARKETING CORPORATION
                                       AND
                              COVERDELL AND COMPANY

     This Agreement and Plan of Consolidation made and entered into as of this 3rd day of December, 1984, by and between Rural America Marketing Corporation, a corporation of the State of Delaware ("RAM") and Coverdell and Company, a corporation of the State of Georgia ("C&C"), is approved by resolutions adopted by the Board of Directors of each such corporation;

     WHEREAS, RAM is a corporation of the State of Delaware with its registered office therein located at 1209 Orange St., Wilmington, Delaware 19801; and

     WHEREAS, the total number of shares of stock which RAM has authority to vote is 2,000,000, all of which are of one class and of a par value of $0.01, and 520,654 of which are issued; and

     WHEREAS, C&C is a corporation of the State of Georgia with its registered office therein located at 2015 Peachtree Road, NE, Atlanta, Georgia 30309,
County of    ; and,

     WHEREAS, the total number of shares of stock which C&C has authority is 1000 all of which are of one class and of a par value of $100, and 100 of which are issued; and

     WHEREAS, the laws of the State of Georgia permit the consolidation of a corporation of that jurisdiction and a corporation of another jurisdiction; and

     WHEREAS, RAM and C&C and the respective boards of directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to consolidate RAM and C&C, forming a new Georgia corporation under the name of "Coverdell & Company, Inc.," pursuant to the provisions of the General Corporation Law of the State of Delaware and of the Georgia Business Corporation Code, upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement between the parties hereto, being thereunto duly approved by resolutions adopted by the boards of directors of RAM and C&C, in accordance with the provisions of the laws of their respective states, the Agreement of Consolidation and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to set forth therein, are hereby determined and agreed upon for submission to the stockholders of RAM and of C&C as required by the General Corporation Law of the State of Delaware and by the Georgia Business Corporation Code, as hereinafter in this Agreement set forth.

     1. RAM, which is herein sometimes referred to as one of the "Terminating Corporations", is hereby consolidated with C&C, to form a new corporation, under the name of "Coverdell & Company, Inc.," which shall be governed by the laws of the State of Georgia, and which is hereinafter sometimes referred to as the "New Company."

     2. The Articles of Incorporation for the New Company shall be as set forth in Exhibit "A" attached hereto and incorporated by reference.

     3. The present bylaws of RAM will be the bylaws of the New Company and will
continue in full force and effect until      as therein provided under the
authority of the laws of the State of Georgia. The directors and officers of RAM, as of the Effective Date, shall become the directors and officers of the New Company, subject to the bylaws of the New Company and the Georgia Business Corporation Code.

     4.   (A)   Each issued share of stock of RAM, shall, upon the effective date of this consolidation, be converted into one share of the common stock of the New Company.

          (B) The issued stock of C&C shall, upon the effective date of this consolidation, be converted into an aggregate of 140,000 shares of stock of the New Company.

          (C)   As soon as practicable after the Effective Date, the New
                Company shall mail written notice of the consummation of the consolidation. The written notice will instruct the shareholders of RAM and C&C to deliver their shares in either RAM or C&C to the offices of the New Company at 2015 Peachtree Road, N.E., Atlanta Georgia 30309. Upon receipt of the stock certificates in RAM or C&C, the New Company shall, as soon as reasonably practicable, issue new certificates of the common stock of the New Company in the appropriate amounts and enter said issuance of shares in the stock record book of the New Company.

     5. The Agreement of Consolidation herein made and entered into shall be submitted to the stockholders entitled to vote of the terminating corporations for their adoption or rejection in the manner prescribed by the General Corporation Law of the State of Delaware or by the Georgia Business Corporation Code, as the case may be.

     6. The New Company hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the terminating corporation, as well as for enforcement of any obligation of the said New Company arising from the consolidation herein provided for, including any suit or other proceeding to enforce the right, if any, of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings; and hereby specifies the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware: 2015 Peachtree Road, NE, Atlanta, Georgia 30309 (attention: Paul D. Coverdell).

     7. In the event that this Agreement of Consolidation shall have been adopted by the stockholders entitled to vote of each of the terminating corporations in accordance with the provisions of the General Corporation Law of the State of Delaware and in accordance with the provisions of the Georgia Business Corporation Code, the terminating corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Georgia or by the laws of the State of Delaware and that they will cause to be performed all necessary acts within the State of Delaware and within the State of Georgia, and elsewhere to effectuate the consolidation, subject, however, to any provision contained herein for terminating the consolidation before or after the adoption of the Agreement of Consolidation by the stockholders entitled to vote of the terminating corporations.

     8. The board of directors and the proper officers of the constituent corporations are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, and deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement or of the consolidation herein provided for.

     9. This Agreement may be terminated for any reason at any time on or prior to the effective date by the board of directors of either RAM or C&C. The boards of directors of the consolidating corporations may amend this Agreement at any time prior to the filing of the Agreement (or a certificate in lieu thereof) with the Georgia or Delaware Secretary of State, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of either consolidating corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of any consolidating corporation, (2) alter or change any term of the certificate of incorporation of the New Company, or (3) alter or change any of the terms or conditions of the Agreement if such alteration or change would adversely affect the holders of any class of such consolidating corporation.

     10. The effective date of the Agreement of Consolidation, and the date upon which the consolidation therein agreed upon shall become effective shall be December 31, 1984.

     11. As of the Effective Date, the separate existence of RAM and C&C shall cease; the New Company shall have all of the rights, privileges, immunities, and powers and shall be subject to all of the duties end liabilities of a corporation organized under the Georgia Business Corporation Code; the New Company shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the consolidating corporations, and all property, real, personal, and mixed and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and each and every other interest of or belonging to or due to each of the consolidated corporations shall be taken and deemed to be transferred or invested in the New Company without further act or deed, and the title to any real estate, or any interest therein, vested in any of such corporations shall not revert or be in any way impaired by reason of such consolidation; and the New Company shall thenceforth be responsible and liable for all liabilities and obligations of each of the consolidated corporations, and any claim existing or action or proceeding pending by or against any of such corporations may be prosecuted as if the consolidation had not taken place, or the New Company may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any such corporation shall be impaired by the consolidation.

     Executed in Atlanta, Georgia, on December 4, 1984.

                                        RURAL AMERICA MARKETING CORPORATION


                                        By:  /s/
                                        Title:

Attest:                                                     (CORPORATE SEAL)

/s/
Secretary


                                        COVERDELL AND COMPANY


                                        By:  /s/
                                        TITLE:

Attest:                                                     (CORPORATE SEAL)

/s/
Secretary

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                            COVERDELL & COMPANY, INC.



     COVERDELL & COMPANY, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the Georgia Business Corporation Code, does hereby execute and deliver to the Secretary of State of Georgia for filing the Articles of Amendment of the Corporation as follows:

                                       I.

     The name of the Corporation is COVERDELL & COMPANY, Inc.

                                       II.

     Newly proposed Article XI is adopted in its entirety as follows:

                                      "XI.

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 14-2-154 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Georgia Business Corporation Code is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

                                      III.

     The addition of Article XI to the Arrticles of Incorporation of the Corporation was adopted by the Shareholders of the Corporation on the 6th day of June, 1987.

                                      IV.

     Of the Shareholders' Six Hundred Nineteen Thousand Six Hundred Sixty Two (619,662) shares of Common Stock of the Corporation outstanding and entitled to adopt Article XI of the Articles of Incorporation of the Corporation, 617,162 shares were voted in favor of the Amendment to the Articles of Incorporation and 2,500 shares were voted against the Amendment.

                                       V.

     Newly proposed Article XII is adopted in its entirety as follows:

                                     "XII.

          Any action required to be taken at a meeting of the shareholders of the Corporation or any action which may be taken at a meeting of the shareholders may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice shall be given within ten (10) days of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders on the record date whose shares were not represented on the written consent. For purposes of written consent by the shareholders, the record date shall be the date when the consent is first executed and action shall be deemed taken when executed by the last necessary signature. A written consent executed pursuant to this Article shall have the same force and effect as a vote at a meeting of the shares represented on the executed consent and may be stated as such in any articles or document filed with the Secretary of State, provided that such articles or document shall also state that any notice or other information required by the Georgia Business Corporation Code has been given.

          No consent shall be effective as approval of a plan of merger or plan of consolidation unless:

               (1) Prior to the execution of the consent, the shareholders shall have been given:

                    (A) If such shareholders would be entitled to exercise
               rights pursuant to Georgia Business Corporation Code Sections 14-2-250 and 14-2-251, a clear and concise statement that, if the plan of merger and consolidation is effected, the shareholders dissenting therefrom are entitled, if they file a written objection to such plan before the vote of the shareholders is taken thereon and comply with the further provisions of Code
               Section 14-2-251 regarding the rights of dissenting shareholders, to be paid the fair value of their shares;

                    (B) A copy of the plan of merger or consolidation or an
               outline of the material features of the plan; and

                    (C) A copy of the most recent annual balance sheet and
               annual profit and loss statement of each of the merging or consolidating corporations and of each other corporation, securities of which are to be delivered pursuant to the plan of merger or consolidation; or

               (2) The written consent itself conspicuously and specifically states that waiver of the right to receive such information is expressly made."

                                       VI.

     The addition of Article XII to the Articles of Incorporation was adopted by the shareholders of the Corporation on the 6th day of June, 1987.

                                      VII.

     Of the Shareholders' Six Hundred Nineteen Thousand Six Hundred Sixty Two (619,662) shares of Common Stock of the Corporation outstanding and entitled to adopt Article XII of the Articles of Incorporation of the Corporation, 617,162 shares were voted in favor of the Amendment to the Articles of Incorporation and 2,500 shares were voted against the Amendment.

     Executed this 23 day of July, 1987.

                                             COVERDELL & COMPANY, INC.:


                                             /s/ Paul D. Coverdell
                                             ---------------------
                                             Paul D. Coverdell
                                             President

ATTEST:                                     [CORPORATE SEAL]

/s/ Molly Dye
---------------------------
Molly Dye
Secretary